UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 3/30/11

STAR SCIENTIFIC, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2011, Star Scientific, Inc. (the “Company”) entered into a Securities Purchase and Registration Rights Agreement (the “March 30 Agreement”) with an accredited investor (the “March 30 Investor”) to sell 254,452 shares (the “March 30 Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at $3.93 per share and warrants to purchase an aggregate of 254,452 shares of Common Stock at an exercise price of $4.00 per share (the “Warrants”) (collectively, the “March 30 Offering”). The March 30 Offering resulted in gross proceeds to the Company of $1,000,000. The Warrants are first exercisable on September 30, 2011 and expire on September 30, 2016. Additionally, the March 30 Agreement granted the March 30 Investor certain customary resale registration rights with respect to the March 30 Shares and shares of Common Stock underlying the Warrants.

The offering referred to above was made only to an accredited investor, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.

The Common Stock is traded on the Nasdaq Global Market under the symbol “CIGX”. On March 29, 2011, the last reported sale price of the Common Stock was $3.93 per share.

The foregoing summary of the March 30 Agreement is qualified in its entirety by reference to the full text of the March 30 Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into each of Items 1.01. and 3.02 hereof.

Item 3.02 Unregistered Sale of Equity Securities.

The contents of Item 1.01 of the Current Report on Form 8-K are incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Securities Purchase and Registration Rights Agreement, dated March 30, 2011, by and between Star Scientific, Inc. and the Investor party thereto, including the form of Warrant attached as Exhibit A thereon.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: March 30, 2011	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer